Exhibit 4

Robert Lloyd Snyder

c/o 9330 Hollow Way Road

Dallas, Texas 75220

17 March 2020

Just Energy Group Inc.

Jonah Davids, Esq.

General Counsel

Just Energy Group Inc.

5251 Westheimer Road

Suite 1000

Houston, Texas 77056

Just Energy Group Inc.

First Canadian Place

100 King Street West, Suite 2630

Toronto, Ontario, M5X 1E1

Attention: Corporate Secretary

RE:	REQUISITION OF SPECIAL MEETING UNDER SECTION 143 OF THE CANADIAN BUSINESS CORPORATIONS ACT

The undersigned, being the holder of not less than 5% of the issued and outstanding common shares of Just Energy Group Inc. (the “Corporation”), after several rounds of unhelpful exchanges with the leadership of the Corporation, now hereby requisitions the directors of the Corporation to forthwith call a special meeting of the shareholders of the Corporation (the “Meeting”) pursuant to the provisions of section 143 of the Canada Business Corporations Act (the “CBCA”) to be held for the following purposes:

•	to consider an ordinary resolution to fix the current size of the Board of Directors of the Corporation at eight members in accordance with the articles and by-laws of the Corporation;

•	to consider an ordinary resolution to remove from office the following current directors of the Corporation pursuant to subsection 109(1) of the CBCA;

•	R. Scott Gahn

•	Walter Higgins

•	Rebecca MacDonald

•	William F. Weld

•	to fill the vacancies created by the removal of the four current directors and the addition of two more directors of the Corporation, with the following nominees:

•	David Whipple Crane

•	Steven John Murray

•	Daniel James O’Malley

•	Barry Thomas Smitherman

•	Robert Lloyd Snyder

•	Richard Daniel Squires

•	to conduct such other business as may properly come before the Meeting, including matters necessary or desirable to implement the foregoing.

The undersigned has included the biographies of the proposed nominees as schedule A hereto.

The undersigned requests that the Meeting be held as soon as possible: and notes that, if the Corporation does not call the Meeting within 21 days after receiving this requisition, the undersigned himself intends to call the Meeting in accordance with Section 143(4) of the CBCA.

Copies of this requisition are being delivered concurrently to each director of the Corporation. I remain

Sincerely yours,

/s/ Robert Lloyd Snyder

Robert Lloyd Snyder

Trustee

The Robert L. Snyder Trust - 2005 Stream

Cc	R. Scott Gahn

Walter Higgins

Clark Hollands

Rebecca MacDonald

Dallas Ross

William F. Weld

SCHEDULE A

DIRECTOR BIOGRAPHIES

DAVID WHIPPLE CRANE

AGE 61

LAWRENCEVILLE, NEW JERSEY

JUST ENERGY SECURITIES BENEFICIAL HOLDINGS:    281,855 COMMON SHARES

David Crane is a private investor and leading advocate of the clean energy industry in the United States. From 2003 until 2015, he served as the Chief Executive Officer & President of NRG Energy, Inc., the largest non-utility power company in the United States. During that period, amongst other initiatives, he spearheaded NRG’s enormously successful entry into the competitive retail power sector through the acquisitions of the retail business of Reliant Energy, Green Mountain Energy and Energy Plus. David also served co-terminously from 2012 through 2015 as the chairman and CEO of NRG Yield. Prior thereto, David served as Chief Operating Officer and later Chief Executive Officer & President of International Power PLC, a FTSE 100 company traded on the London Stock Exchange. A recipient of numerous professional awards, David most pertinently was named CEO Of The Year for the energy Industry by EnergyBiz during 2010, Top CEO In The Electric Utility Sector by Institutional Investor for 2011 and is a past winner of the prestigious Ernst Young Entrepreneur of the Year Award. David serves as a Board member of the Savage Group, a privately-held services business based in Salt Lake City, and also of VoteSolar, a not-for-profit solar advocacy group. David received his Bachelor of Arts degree in International Relations degree from Princeton University and a Juris Doctor degree from Harvard Law School.

AREAS OF EXPERTISE:

•	ACCOUNTING

•	BUSINESS STRUCTURING

•	FINANCE & INVESTMENTS

•	GOVERNANCE

•	MERGERS & ACQUISITIONS

•	RISK MANAGEMENT

•	SALES & MARKETING

•	STRATEGIC PLANNING

STEVEN JOHN MURRAY

AGE 59

HOUSTON, TEXAS

JUST ENERGY SECURITIES BENEFICIAL HOLDINGS:    N/A

Steven Murray serves as the Chief Executive of Primus Green Energy Inc., a Houston-based global leader in small scale conversion of natural gas to methanol or gasoline. From 2013 through 2014, Steven was Chief Operating Officer of Direct Energy, Inc., the largest retail energy provider in North America, and previously served as President of its Direct Energy Residential unit from 2010 through 2013. From 2004 through 2009, Steven served as Chief Operating Officer for MXEnergy, a leading independent deregulated energy retailer. Prior thereto, he had been the Chief Executive of Shell Energy Services Co. from 2001 through 2004, where he led the turnaround of this unit culminating in its sale to MXEnergy. From 1981 to 2006, Steven worked for Shell in several different countries in manufacturing, trading and chemicals and was also concurrently elected as a full Member of the Royal Society of Chemistry. Since 2015, Steven has served as a Director of Stream Gas & Electric, L.P. (one of the largest independent deregulated energy retailers in the United States) as well as its successor entity (Kynect, L.P.) and also currently stands as Director of Texas Dow Employees Credit Union. He has been a member of Young Presidents Organization since 2003 and previously served between 2003 and 2005 as Vice Chairman of the National Energy Marketers Association, the principal trade association for the domestic deregulated energy retail sector. Steven was commissioned into the British Territorial Army, serving from 1977 through 1987 and ultimately rising to the status of Captain within the Parachute Regiment. Steven received a Bachelor of Science in Chemistry degree from Edinburgh University in 1981.

AREAS OF EXPERTISE

•	BUSINESS RESTRUCTURING

•	ENTERPRISE SOFTWARE IMPLEMENTATION

•	GOVERNANCE

•	MERGERS & ACQUISITIONS

•	RISK MANAGEMENT

•	SALES & MARKETING

•	SUPPLY & TRADING

•	STRATEGIC PLANNING

DANIEL JAMES O’MALLEY

AGE 55

DALLAS TEXAS

JUST ENERGY SECURITIES BENEFICIAL HOLDINGS:    15,000 COMMON SHARES

Dan O’Malley is currently President and Chief Operating Officer of Kynect, L.P. (the successor entity to Stream Gas & Electric, L.P., one of the largest independent deregulated energy retailers in the United States). Between 2016 and 2019, he held the same position at Stream Energy, which was sold to NRG Inc. during July 2019. Prior to Stream Energy, Dan was President and Executive Vice President of the Americas & Emerging Markets at MoneyGram International for 24 years. He is currently an independent Director for three privately held financial services companies and participates at various levels with several start-up and mid-stage growth companies as an investor and advisor. Dan attended (but did not graduate from) both of the Georgia Institute of Technology as well as Clayton State College, where he studied Informational & Computer Science as well as Industrial Management, coinciding with beginning his career in the banking industry in a Management Associate Program at North Carolina National Bank.

AREAS OF EXPERTISE:

•	ACCOUNTING

•	BUSINESS STRUCTURING

•	FINANCE & INVESTMENTS

•	GOVERNANCE

•	MERGERS & ACQUISITIONS

•	RISK MANAGEMENT

•	SALES & MARKETING

•	STRATEGIC PLANNING

BARRY THOMAS SMITHERMAN

AGE 62

AUSTIN, TEXAS USA

JUST ENERGY SECURITIES BENEFICIAL HOLDINGS: N/A

Barry Smitherman is an attorney, private investor, and strategic advisor focused on oil, natural gas, water and electric utility related issues and companies. He presently teaches Texas Energy Law at the University of Texas School of Law. He also serves on the Board of Directors of Centric Gas Services, LLC, a privately held local gas distribution company which serves business and residential customers in south central Texas. During 2017 through 2018, Barry served as a Director of NRG Energy, Inc., the largest non-utility power company in the United States, where he was a member of the Business Review and Audit committees. From 2015 through 2017, Barry was a Partner in the Energy Regulatory Group in the Houston & Austin offices of the Vinson Elkins law firm. With a long career in public service, Barry served from 2011 through 2014 as Chairman of the Texas Railroad Commission and from 2004 through 2011 as a Commissioner and later Chairman of the Public Utility Commission of Texas. Prior to public service, Barry spent 16 years as an investment banker, holding leadership roles with First Boston, J.P. Morgan Securities and Banc One Capital Markets (where he was National Head of Public Finance). Barry holds a Bachelor of Business Administration degree from Texas A&M University, a Juris Doctor degree from the University of Texas at Austin and a Master in Public Affairs degree from Harvard University.

AREAS OF EXPERTISE:

•	BUSINESS STRUCTURING

•	CAPITAL MARKETS

•	ELECTRICITY MARKETS

•	FINANCE & INVESTMENTS

•	GOVERNANCE

•	MERGERS & ACQUISITIONS

•	REGULATORY & PUBLIC POLICY

•	RISK MANAGEMENT

•	STRATEGIC PLANNING

ROBERT LLOYD SNYDER

AGE 58

DALLAS, TEXAS

JUST ENERGY SECURITIES BENEFICIAL HOLDINGS: 13,947,501 COMMON SHARES

Rob Snyder most recently was the co-founder and de facto General Partner of Stream Gas & Electric, L.P., dba Stream Energy, one of the largest independent deregulated energy retailers in the United States (sold to NRG Inc. during July 2019). Before coming out of semi-retirement to found Stream Energy during 2004, he was Managing Director of SnyderCapital Corporation, a family-controlled private equity firm in Dallas, from 1994 through 2001. Prior thereto, Rob served between 1992 through 1994 as Vice President for Business Development of family-controlled SnyderGeneral Corporation, then the fourth largest global air quality control firm. Rob began his professional career in 1989 as a transactional attorney with the Manhattan office of the global Fried Frank law firm and during 1988-1989 further served as Law Clark to Justice Andrew G.T. Moore, II on the Supreme Court of Delaware. Rob serves on the boards of several private companies & charitable organizations, has been over three decades an infrequent speaker at national private equity & energy conferences and is a past recipient of the prestigious Ernst Young Entrepreneur Of The Year award. He holds a Bachelor in Science degree in International Relations from the University of Notre Dame du Lac as well as Juris Doctor and Master in Business Administration degrees from the University of Texas at Austin.

AREAS OF EXPERTISE:

•	ACCOUNTING

•	BUSINESS STRUCTURING & RESTRUCTURING

•	FINANCE AND INVESTMENTS

•	GOVERNANCE

•	MERGERS & ACQUISITIONS RISK MANAGEMENT

•	SALES & MARKETING

•	STRATEGIC PLANNING

RICHARD DANIEL SQUIRES

AGE 62

DALLAS, TEXAS

JUST ENERGY SECURITIES BENEFICIAL HOLDINGS:    1,008,205 COMMON & 43,806 PREFERRED SHARES

Richard Squires is the founder & Managing Director of Lennox Capital Partners, LP, a special situations and value-oriented investment company and family office active in publicly-traded debt and equity as well as private equity investments. Prior to Lennox Capital, Richard served as a Managing Director and Co-Founder of SPI Holdings, LLC, a national real estate company with land, retail, office, hotel, mini storage and industrial assets. Prior thereto, Richard held various senior positions with affiliates of Rainwater, Inc. and members of the Bass Family in Fort Worth, Texas. Within the deregulated power sector, Richard served as a Director of Stream Energy (one of the largest independent deregulated energy retailers in the United States). Richard has also formerly been a Director of such public and private companies as Arise Virtual Holdings, Forestar Inc., Boss Holdings, Box Energy, GSTV and Crown American Bank. He is a Certified Public Accountant (albeit inactive) for the state of Colorado and further holds a Bachelor of Science degree in Accounting from Pennsylvania State University and a Master in Business Administration degree from Harvard University.

AREAS OF EXPERTISE:

•	ACCOUNTING

•	BUSINESS STRUCTURING

•	FINANCE & INVESTMENTS

•	GOVERNANCE

•	MERGERS & ACQUISITIONS

•	RISK MANAGEMENT

•	SALES & MARKETING

•	STRATEGIC PLANNING